Exhibit 4.5
DOBSON CELLULAR SYSTEMS, INC., as Issuer
DOBSON COMMUNICATIONS CORPORATION, as Parent Guarantor
DOBSON CELLULAR SYSTEMS OF ALASKA, LLC, as Guarantor
DOBSON LEASE CO., LLC, as Guarantor
DOBSON OPERATING CO., LLC, as Guarantor
and
BNY MIDWEST TRUST COMPANY, as Trustee

SECOND SUPPLEMENTAL INDENTURE
Dated as of November 15, 2007

9 7/8% Second Priority Senior Secured Notes due 2012

Amending and Supplementing the Indenture
dated as of November 8, 2004
(as amended and supplemented by the Supplemental
Indenture, dated as of October 18, 2006)
among Dobson Cellular Systems, Inc., as Issuer,
Dobson Communications Corporation, as Parent Guarantor,
Dobson Cellular Systems of Alaska LLC, as Guarantor,
Dobson Lease Co., LLC, as Guarantor,
Dobson Operating Co., LLC, as Guarantor, and
BNY Midwest Trust Company, as Trustee

     SECOND SUPPLEMENTAL INDENTURE, dated as of November 15, 2007 (this “Second Supplemental Indenture”), among Dobson Cellular Systems, Inc., an Oklahoma corporation (the “Company”), Dobson Communications Corporation, an Oklahoma corporation (the “Parent Guarantor”), Dobson Cellular Systems of Alaska, LLC, an Oklahoma limited liability company and a subsidiary of the Parent Guarantor and a Guarantor (“DCS-Alaska”), Dobson Operating Co., LLC, an Oklahoma limited liability company and a subsidiary of the Parent Guarantor and a Guarantor (“DOC”), the Initial Subsidiary Guarantors and BNY Midwest Trust Company, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined in this Second Supplemental Indenture shall have the meanings ascribed to such terms in an Indenture, dated as of November 8, 2004 (as amended and supplemented by the Supplemental Indenture, dated as of October 18, 2006, the “Indenture”), among the Company, the Parent Guarantor, DCS-Alaska, DOC, the Initial Subsidiary Guarantors and the Trustee, providing for the issuance of the 9 7/8% Second Priority Senior Secured Notes due 2012 (the “Notes”).
W I T N E S S E T H:
     WHEREAS, the Company has heretofore made, executed and delivered to the Trustee the Indenture;
     WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of June 29, 2007 (as amended from time to time, the “Merger Agreement”), among the Parent Guarantor, AT&T Inc., a Delaware corporation (“Parent”) and Alpine Merger Sub, Inc., an Oklahoma corporation and wholly-owned subsidiary of Parent (“Merger Sub”), on the date hereof, Merger Sub was merged with and into the Parent Guarantor and the Parent Guarantor was the surviving corporation in the merger (the “Merger”);
     WHEREAS, Section 5.01 of the Indenture provides that the Parent Guarantor shall not merge with any Person or permit any Person to merge with or into it, unless the Successor Company assumes all of the Parent Guarantor’s obligations under the Notes, the Indenture, the Security Documents, the Parent Guarantee and the

Registration Rights Agreement, as applicable, pursuant to agreements reasonably satisfactory to the Trustee;
     WHEREAS, Section 9.01 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture without the consent of any Holder of a Note to provide for the assumption of the Parent Guarantor’s obligations to Holders in the case of a merger of the Parent Guarantor in compliance with the Indenture;
     WHEREAS, the Trustee has been provided with an Officers’ Certificate and an Opinion of Counsel in accordance with Sections 5.01(d), 13.04 and 13.05 of the Indenture;
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture; and
     WHEREAS, all acts and things necessary to make this Second Supplemental Indenture a valid, binding and legal agreement according to its terms have been done and performed, and the execution of this Second Supplemental Indenture has in all respects been duly authorized.
     NOW, THEREFORE, in consideration of the premises contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1. Effective as of the date hereof, the Parent Guarantor, as the Successor Company, hereby retains and assumes all of the Parent Guarantor’s obligations under the Notes, the Indenture, the Security Documents, the Parent Guarantee and the Registration Rights Agreement, as applicable.
     Section 2. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 3. Nothing in this Second Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture or this Second Supplemental Indenture.
     Section 4. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
     Section 5. This Second Supplemental Indenture amends and supplements the Indenture and shall be a part and subject to all the terms thereof. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Debentures heretofore or hereafter authenticated and delivered under the Indenture shall be bound by the Indenture as amended hereby. Except as amended and supplemented hereby, the Indenture and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.
     Section 6. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 7. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this Second Supplemental Indenture.
     Section 8. All agreements of the parties hereto in this Second Supplemental Indenture shall bind their respective successors.
     Section 9. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Second Supplemental Indenture by the Trust Indenture Act of 1939, as amended, the required provision shall control. Subject to the immediately preceding sentence, in the case of conflict between the Indenture and this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture shall control.
     Section 10. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company, Parent Guarantor, DCS-Alaska, DOC and the Initial Subsidiary Guarantors and not of the Trustee. In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

DOBSON CELLULAR SYSTEMS, INC.

By	/s/ Ronald L. Ripley
Name: Ronald L. Ripley
Title: Senior Vice President and General Counsel

DOBSON CELLULAR SYSTEMS OF ALASKA, LLC

By	/s/ Ronald L. Ripley

Name: Ronald L. Ripley
Title: Sr. Vice President of Sole Member

DOBSON COMMUNICATIONS CORPORATION

By	/s/ Ronald L. Ripley

Name: Ronald L. Ripley
Title: Senior Vice President and General Counsel

DOBSON LEASE CO., LLC

By	/s/ Ronald L. Ripley

Name: Ronald L. Ripley
Title: Sr. Vice President of Sole Member

DOBSON OPERATING CO., LLC

By	/s/ Ronald L. Ripley

Name: Ronald L. Ripley
Title: Co-Manager

BNY MIDWEST TRUST COMPANY

By	/s/ L. Garcia

Name: L. Garcia
Title: Vice President